[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.              Exhibit 99(a)
                                                            CECo Holding Company
                                                            Form S-4
                                                            File No. 33-52109

THIS PROXY/DIRECTION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR ITEMS B, C AND D.
- --------------------------------------------------------------------------------
                                                        FOR      WITHHELD
A. Election of Directors                                [_]        [_]
For, except vote withheld from the following nominee(s):
                                                        ------------------------
            Director Nominees:

Jean Allard              Byron Lee, Jr.
James W. Compton         Edward A. Mason
Sue L. Gin               James J. O'Connor
Donald P. Jacobs         Frank A. Olson
George E. Johnson        Samuel K. Skinner
Harvey Kapnick

- -------------------------------------------------------
                                                  FOR      AGAINST      ABSTAIN
B. AGREEMENT AND PLAN OF MERGER                   [_]        [_]          [_]

                                                  FOR      AGAINST      ABSTAIN
C. AMENDMENT TO EDISON'S RESTATED ARTICLES        [_]        [_]          [_]

                                                  FOR      AGAINST      ABSTAIN
D. APPOINTMENT OF AUDITORS                        [_]        [_]          [_]

- --------------------------------------------------------------------------------
If you have noted comments on the other side of the card, please mark box at right. [_]

SIGNATURE(S)______________________________DATE_________
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


(COMMONWEALTH EDISON LOGO APPEARS HERE)
COMMONWEALTH EDISON

TO OUR SHAREHOLDERS

  The regular annual meeting of shareholders of Commonwealth Edison Company will be held on Tuesday, May 10, 1994 in the Grand Ballroom of the Chicago Hilton and Towers, 720 South Michigan Avenue, Chicago, Illinois. You are invited to attend.

  The enclosed Proxy Statement describes several items of business to be conducted at that meeting. Along with the usual election of Directors and appointment of Auditors, you are asked to vote on a proposed corporate restructuring and an amendment to the Commonwealth Edison Restated Articles of Incorporation.

  As always, your vote is very important. This year it will help to determine the future course of our Company. Therefore, I urge you to exercise your proxy and return it as early as possible. This action will expedite the tabulation process and minimize costs associated with possible follow-up mailings or reminder contacts.

  Even if you now expect to attend the annual meeting, please sign, date and return the accompanying proxy in the enclosed addressed, postage-paid envelope. You may revoke your proxy at any time before it is voted by delivering written notice of such revocation to Commonwealth Edison, executing a subsequent proxy or attending the annual meeting and voting in person.


                                             Sincerely,

                                             /s/ James J. O'Connor

                                             James J. O'Connor
                                             Chairman

                              COMMONWEALTH EDISON
                              10 South Dearborn Street
(COMMONWEALTH EDISON LOGO)    Post Office Box 767                PROXY/DIRECTION
                              Chicago, Illinois 60690-0767
- --------------------------------------------------------------------------------
   THIS PROXY/DIRECTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
P             COMMONWEALTH EDISON COMPANY (THE "COMPANY") FOR THE
R               ANNUAL MEETING OF SHAREHOLDERS ON MAY 10, 1994.
O
X   The undersigned appoints James J. O'Connor, Samuel K. Skinner and David A.
Y Scholz, or any of them, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the Company's stock held in the undersigned's name and shares held by agents in Plans, hereafter described, subject to the voting direction of the undersigned at the Annual Meeting of Shareholders to be held on May 10, 1994, or any adjournment thereof and, in the Proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting, receipt of which is hereby acknowledged.

    ALL SHARES VOTABLE HEREBY BY THE UNDERSIGNED INCLUDE SHARES, IF ANY, HELD IN THE NAME OF AGENTS, FOR THE BENEFIT OF THE UNDERSIGNED, IN THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN AND THE COMPANY'S EMPLOYE SAVINGS AND INVESTMENT PLAN TRUST.

  Comments/Change of address:                                  -----------------
                                                                   PLEASE SEE
  --------------------------------------------------------        REVERSE SIDE
                                                               -----------------
  --------------------------------------------------------
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